SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive additional materials

☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

ZAP
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZAP
501 Fourth Street
Santa Rosa, California 95401

October 15, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of ZAP, which will be held at 10:00 a.m. pacific standard time on Saturday November 29, 2008 at the ZAP warehouse located at 806 Donahue Street, Santa Rosa, California 95401. A recording of the meeting will be available at a later date on our website at www.zapworld.com/shareholdersmeeting2008.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

The Annual Shareholders Report for the year ended December 31, 2007 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.zapworld.com, is a convenient way to communicate with us.

Also enclosed is a proxy authorizing me to vote your shares for you if you do not wish to attend the meeting in person your vote is important.  Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Continental Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the shareholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

William Hartman William Hartman
Corporate Secretary/ CFO

ZAP
501 Fourth Street
Santa Rosa, California 95401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 29, 2008

October 15, 2008

To the Shareholders of ZAP:

The 2008 Annual Meeting of the Shareholders of ZAP, a California corporation, (the “Company”) will be held on Saturday November 29, 2008 at 10:00 a.m. pacific standard at the ZAP warehouse located at 806 Donahue Street, Santa Rosa, California 95401.

The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of five directors, each to a one-year term or until the next annual meeting;

2.	Approval of the Company’s 2008 Equity Compensation Plan;

3.	Ratification of Bagell, Josephs, Levine & Company LLC as our independent registered public accountants for the year ending December 31, 2008; and

4.	Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

Only shareholders of record as of the close of business on September 29, 2008 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof. This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

Our bylaws require that the holders of a majority of the common stock issued and outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business.  It is important that your stock be represented at the meeting regardless of the number of shares you hold.  Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS.  OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.  YOUR VOTE IS IMPORTANT.

William Hartman William Hartman
Corporate Secretary/CFO

IMPORTANT
Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy, either in the enclosed envelope as promptly as possible. Returning the enclosed proxy card will not affect your right to vote in person if you attend the meeting but will ensure your shares are voted and may save the Company the additional expense of further solicitation.

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of ZAP (the “Board”) for use at the 2008 Annual Meeting of the Shareholders (the “Annual Meeting”) of ZAP, a California corporation (the “Company”) to be held on Saturday, November 29, 2008 at 10:00 a.m. pacific standard time at the ZAP warehouse located at 806 Donahue Street, Santa Rosa, California 95401, and all postponements, continuations or adjournments thereof. These proxy materials and the enclosed Shareholders Annual Report for the year ended December 31, 2007 are being mailed to our shareholders on or about October 15, 2008. In this Proxy Statement, we use the terms “Company,” “ZAP,” “we,” “our,” and “us” to refer to ZAP.

VOTING PROCEDURES

Our outstanding shares entitled to vote as of September 29, 2008 (the “Record Date”) consisted of 60,688,927 shares of common stock.  Only shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.  Each share is entitled to one vote.

The presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Under California law, abstentions and broker non-votes shall be counted for purposes of determining a quorum, but will not be counted for or against the proposals or for or against any of the directors.  We do not consider abstentions or broker non-votes in calculating the number of votes cast.  The term broker non-vote refers to shares held by brokers or nominees who have not received instructions on how to vote from the beneficial owners or persons entitled to vote if the broker or nominee indicates on the proxy that the broker or nominee does not have discretionary power to vote on the matter.

Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card.  If your proxy card is signed and returned without specifying choices, your shares will be voted “FOR” the nominees for director, “FOR” the approval of the Company’s 2008 Equity Compensation Plan and “FOR” ratification of the selection of Bagell, Josephs, Levine & Company LLC to serve as our independent accountants for the year ending December 31, 2008, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the meeting. You may revoke your proxy at any time prior to the Annual Meeting by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address indicated above or by voting in person at the meeting. Any notice of revocation sent to us must include your name and must be received prior to the Annual Meeting to be effective.  Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker.  You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet.  Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting. Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

No shareholder of the Company, whether abstaining, voting “FOR” or “AGAINST” the director nominees or “FOR” or “AGAINST” ratification of the independent accountants will be entitled to appraisal rights or the right to receive cash for shares under California law or otherwise.  At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

REQUIRED VOTES

The voting requirements for each proposal discussed in this Proxy Statement are as follows:

PROPOSAL	VOTE REQUIRED

Election of Directors	Plurality

Approval of Company’s 2008 Employee Stock Option Plan	Majority of votes cast at Annual Meeting

Ratification of Independent Accountant Bagell, Josephs, Levine & Company LLC	Majority of votes cast at Annual Meeting
____________________

Election of Directors

The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors.  The director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action.  You may vote “FOR” or “AGAINST” with respect to the election of directors.  The candidates receiving the highest number of affirmative votes up to the number of directors to be elected shall be elected.  Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director.  Votes “AGAINST,” abstentions and broker non-votes will have no effect on the election of directors.  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Shareholders will have the right to vote their shares cumulatively.  However, shareholders will not be entitled to cumulate votes unless the shareholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate votes.  If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates.  If no shareholder elects to use cumulative voting then the shareholders shall be allowed to cast one vote per share owned for each of the seven positions on the Board of Directors.  Votes cast against a candidate or that are withheld shall have no effect.

Approval of the Company’s 2008 Equity Compensation Plan

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Zap 2008 Equity Compensation Plan. For ratification, this proposal must be approved by a majority of the votes cast by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Ratification of Bagell, Josephs, Levine & Company LLC as Independent Accountants

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Bagell, Josephs, Levine & Company LLC as our independent accountants for the year ending December 31, 2008. For ratification, this proposal must be approved by a majority of the votes cast by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors on the Board of Directors shall be not less than five (5) nor greater than nine (9). The Board of Directors has nominated and approved the nominations     of five (5) persons to serve as directors until the 2009 annual meeting, or until each director’s successor is elected and qualified. All of the nominees currently serve on our Board of Directors. Each of the nominees has agreed to continue to serve if elected. The nominees are as follows:

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since

Steven Schneider (48)
Mr. Schneider has been Chief Executive Officer and director of ZAP since October,2002. A 30-year veteran of the auto industry, Schneider has been involved in the ownership, management, finance, sales and marketing for several automotive ventures, including Renault, Honda, DeLorean, Lincoln Mercury, Smart and others.  In his career he has secured marketing, distribution and technology contracts for automobiles in North America, Asia, Europe, South America and The Middle East. In 2005, Mr. Schneider secured a $425 million line of credit for the purchase of Advanced Technology Vehicles.  In 2007, he secured a collaborative engineering contract with Lotus Engineering in the creation of the ZAP Alias and ZAP-X electric cars.  An active member of the business and environmental community, Schneider has developed close personal relationships with several prominent leaders, including Nobel Prize winning climatologist Dr. Stephen Schneider, California Gov. Arnold Schwarzenegger and Kentucky Gov. Steve Beshear. A recognized authority in advanced automotive technologies, Schneider has lectured on many occasions, including an appearance at the UC Davis Inst. of Transportation Studies.  He has made numerous television, radio, newspaper, and magazine appearances, including CNBC, Popular Science, NBC, ABC, CBS, Discovery, USA Today, Wall Street Journal, Reuters, Newsweek, Bloomberg News, Los Angeles Times, Chicago Tribune, San Francisco Chronicle, Automotive News and more.

		2002

Eqbal Al Yousuf (49)	Mr. Eqbal Al Yousuf is the President of Dubai’s Al-Yousuf Group and Al Yousuf LLC. Eqbal Al Yousuf. He has two Bachelors Degree – one in Computer Science and the other in Economics. He graduated from the University of Minnesota, U.S.A. in May 1983, after he graduated he joined his father’s firm as Managing Director and in 1988 he was appointed as Deputy Chairman, 2001 as Vice Chairman, and 2004 as Chief Executive Officer. In 2005, Eqbal was appointed as the President of Al Yousuf Group; a company that for more than 55 years has grown into a	2007

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since

multi-million Dirham conglomerate covering operations ranging from Motor Vehicles, Boat Manufacturing, Auto Rental, Real Estate Development, Home Electrical Appliances, Computer Operating Systems, Electronics and Transportation etc. and has proved to be one of the reputed and leading business groups in U.A.E. He has held this position since 2005. In December of 2007, Mr. Al Yousuf was elected to the Board of Directors of ZAP and became the  Chairman of the Board of ZAP in August of 2008. The Al Yousuf Group has invested $5 million in ZAP in November, 2007 and established a $10 million line of credit for the Company in August, 2008.

2007

Peter H. Scholl (60)	Mr. Scholl is currently an independent engineering consultant. From 2003 to 2005, Mr. Scholl served as President of Rotoblock Inc. in Canada and Rotoblock Corporation, a Nevada corporation, in the development of Oscillating Piston Engine technology. He served as President of Unimont Inc., a real estate development firm, in Penticton, Canada from 2001 to 2003. From 1996 to 2000, Mr. Scholl worked on the development of water purification systems in Arizona. Mr. Scholl has a Bachelor’s of Science degree in Mechanical Engineering from the Institute of Technology in Biel, Switzerland.	2006
Gary Starr (53)
Mr. Starr co-founded ZAP in 1994, has been a director since the Company’s inception and served as Chief Executive Officer from 2000 to 2002. Mr. Starr founded US Electricar’s electric vehicle operation in 1983. Mr. Starr has several publications: “Electric Cars: Your Guide to Clean Motoring,” “The Shocking Truth of Electric Cars,” and “The True Cost of Oil.” In addition, he has appeared on more than 300 radio and television shows including Larry King Live, The Today Show, Inside Edition, CNN Headline News, Prime Time Live, the CBS Evening News and the McNeil Lehrer News Hour as an authority in the field of electric vehicles. Mr. Starr has a Bachelor of Science Degree from the University of California, Davis in Environmental Consulting and Advocacy. He is a frequent lecturer on electric cars and has developed several industry inventions.

1994
Randall S. Waldman (51)
Randall S. Waldman  is seeking election to the Board of Directors. He has been the Chief Executive Officer of Integrity Management since 2006.  Integrity Manufacturing was name business of the year in 2007 and Mid-Manufacturer of the year 2007. Prior to this position he was Vice President of Sales for Computer Associates from 1999 to 2006. Mr. Waldman has experience in Sr. Management with several fortune 500 companies. Randall helped move these fortune 500 companies into lean manufacturing models with above industry profitability. Mr. Waldman has over 20 years of manufacturing experience.

Seeking Election

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The nominees except for Mr. Waldman, are currently members of the Board of Directors and have indicated a willingness to serve as directors if selected.  Our Board of Directors has no reason to believe that any director nominee will be unable to serve as a director or will become unavailable for any reason.  If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any.

The Board has determined that, of the nominees, Peter H. Scholl does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these nominees is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy. Additionally the Board of Directors may elect additional members of the Board to fill any additional vacancies.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

Vote Required

The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF THE ZAP 2008 EQUITY COMPENSATION PLAN

On September 29, 2008, the Board of Directors adopted the Zap 2008 Equity Compensation Plan (the “Plan”) as a method to compensate key employees, advisors and consultants by issuing them shares and options to purchase shares of its capital stock in exchange for services rendered and thereby conserve the Company’s cash resources. The Plan authorizes awards of options (both incentive stock options and non-qualified stock options) and stock awards. The Board of Directors reserved a total of 10,000,000 shares of common stock for issuance under the Plan.

Administration and Eligibility

Our Board of Directors administers the Plan. Our Board of Directors has the authority to determine, at its discretion, the number and type of awards that will be granted, the recipients of the awards, and exercise or purchase price required to be paid, when options may be exercised and the term of the option grants. Persons eligible to receive awards under the Plan include our employees, officers, directors, consultants, independent contractors, and advisors to the Company or any parent or subsidiary of the Company.  At the date of filing this proxy, 70 employees, 4 officers, 4 directors, and 20 consultants or independent contractors are eligible to participate under the Plan.

Stock Options

Stock options granted under the Plan may be designated as incentive stock options or non-qualified stock options. Options granted under the plan may not be exercised after ten (10) years from the date of grant. Incentive stock options may be granted only to our employees (including officers and directors who are also employees). The exercise price of non-qualified stock options may not be less than 85% of the fair market value of the share of common stock of the Company on the date of the grant, and the exercise price of incentive stock options may not be less than 100% of the fair market value of the share of common stock of the Company on the date of the grant. However, the exercise price of any option may not be less than 110% of the fair market value of the common stock of the Company on the date of grant in the case of individual owning 10% or more of the common stock of the Company. Neither incentive stock options nor non-qualified stock options may have a term exceeding ten (10) years. In the case of an incentive option that is granted to an individual owning 10% or more of the common stock, the term may not exceed five (5) years.

Stock Award

A stock award is an offer by the Company to sell to an eligible person shares that may or may not be subject to restrictions.  The Board of Directors will determine to whom an offer will be made, the number of shares the person may purchase, the price to be paid, the restrictions to which the shares will be subject, if any, and all other terms and conditions of the stock award.  The purchase price of shares sold pursuant to a stock award will be determined by the Board of Directors on the date the stock award is granted and may not be less than 85% of the fair market value of the shares on the grant date, except in the case of a sale to a 10% or more shareholder, in which case the purchase price will be 100% of the fair market value.  Stock awards may be subject to such restrictions as the Board of Directors may impose.

Amendment

The Board of Directors may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval. All grants must be within ten (10) years from the date the 2008 Plan is approved or adopted by the shareholders.

Federal Tax Consequences

The following brief summary of the effect of federal income taxation upon the recipients and us with respect to the shares under the Plan does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the income tax laws of any state or foreign country in which the recipient may reside.

Tax Treatment to the Recipients

The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The recipients therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipients will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the recipients receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The recipients are urged to consult each of their tax advisors on this matter. Further, if any recipient is an “affiliate”, Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax-deductible expense by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of the Company, to the extent an Award has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

Adjustment Provisions

In the event that a dividend shall be declared upon the stock payable in shares of the Company ’s common stock, the number of shares of stock then subject to any stock option or stock award outstanding under the Plan and the number of shares reserved for the grant of stock options or stock awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.

If the shares of stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another corporation, whether through split-up, merger, consolidation, reorganization, reclassification or  recapitalization then there shall be substituted for each share of stock subject to any such stock option or stock award and for each share of stock reserved for the grant of stock options or stock awards pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of stock shall have been so changed or for which each share shall have been exchanged.

In the event there shall be any change, other than as described above, in the number or kind of outstanding shares of stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of stock options or stock awards pursuant to the Plan and of the shares then subject to stock options or stock awards, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each stock option and stock award outstanding there under.

Change of Control

In the event of a Change of Control (as defined below), except as otherwise determined by the Board of directors, a grantee shall fully vest in and have the right to exercise the awards as to all of the stock, including stock as to which it would not otherwise be vested or exercisable.  If an award becomes fully vested and exercisable as the result of a Change of Control, the committee shall notify the grantee in writing or electronically prior to the Change of Control that the award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the award shall terminate upon the expiration of such period.  For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

(a) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Company, a subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c) A change in the composition of the Board of Directors of the Company, as a result of which less than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation).

Incorporation by Reference

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, as amended, a copy of which is attached hereto as Appendix A.

Plan Benefits

As of October 12, 2008, we have not issued any shares of common stock to individuals or options to purchase shares of common stock pursuant to the Plan. We are unable to predict the amount of benefits that will be received by or allocated to any particular recipient or group.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Zap 2008 Equity Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ZAP 2008 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 3

APPROVAL OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit Committee, has approved the selection of to serve as our independent public accounting firm for 2008, subject to ratification by our shareholders. Representatives of Bagell, Josephs, Levine & Company LLC may be present at the Annual Meeting to answer questions.  They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Bagell, Josephs, Levine & Company LLC as our independent public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of  to our shareholders for ratification because we value our shareholders’ views on the Company’s independent public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

On December 18, 2007 the Company appointed the Independent Registered Public Accounting Firm of Bagell, Josephs, Levine & Company LLC (“Bagell”) as the principal accountant to audit its financial statements for the year ended December 31, 2007.

Prior to engaging Bagell, the Company had not consulted Bagell regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with Bagell regarding any disagreements with its prior auditors on any matter, scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

On December 10, 2007, Odenberg,Ullakko,Muranishi & Co.LLP (“OUM”) was dismissed as ZAP’s principal accountant engaged to audit its financial statements. OUM was engaged as auditors to ZAP (for the years ended December 31, 2005 and December 31, 2006.

OUM’s reports on the Company’s consolidated financial statements for the past two years ended December 31, 2005 and December 31, 2006 did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that OUM’s report for the year ended December 31, 2006 was modified to disclose the Company’s adoption of FAS 123R (Revised 2004),”Share-Based Payments” effective January 1, 2006.

Prior to their dismissal, there were no disagreements with OUM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of OUM would have caused them to make reference to this subject matter of the disagreements in connection with their report nor were there any “reportable events” as such term is described in Item 304(a)(1)(iv)(B) of Regulation S-B, except as described below:

As further disclosed in Item 3, Controls and Procedures, of our 10-QSB filings with the SEC for the quarters ended March 31, June 30 and September 30, 2007, filed on May 15, August 13 and November 14, 2007, respectively, there were no changes in our internal control over financial reporting that occurred during the aforementioned quarters that have materially affected, or are reasonably likely to materially affect, our internal control.

The engagement of Bagel  as our new certifying independent public accountant and the dismissal of OUM as the Company’s certifying independent public accountant and the were both approved by our Board of Directors.

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of annual financial statements and for review of financial statements included in our quarterly reports on Form 10-QSB as well as fees for consultation regarding accounting issues and their impact on or presentation in the Company’s financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2007 - $133,000 – Bagell, Josephs, Levine & Company LLC
2006 - $237,000 – Odenberg,Ullakko,Muranishi & Co.LLP

Audit Related Fees

This category includes fees billed for assurance and related services that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under “Audit Fees,” and generally consist of fees for due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

2007 - $0
2006 - $0

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were:

2007 - $0
2006 - $0

All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1) and (2) were:

2007 - $ 0
2006 - $ 0

Our Audit Committee’s pre-approval policies and procedures, pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X, require the audit committee to pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor. In the year ended December 31, 2007, 100% of audit fees were pre-approved by the audit committee.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Bagell, Josephs, Levine & Company LLC as our independent accountants for the year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2007.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following audit committee report shall not be deemed to be “soliciting material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors is composed of two directors through October 2008, one of whom the Board has determined to be independent under applicable SEC rules.  The Audit Committee operates under a written charter adopted by the Board in June 2005 that is available at http://www.zapworld.com.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company. The Audit Committee has sole authority to select the Company’s independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm and other financial professional services providers. These services may include audit services, audit-related services, tax services, and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Company’s independent registered public accounting firm and management report annually to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed. All services provided by Bagell, Josephs, Levine & Company LLC and the related fees in the 2007 fiscal year were approved in accordance with the Audit Committee’s policy.

Management is responsible for preparing the Company’s financial statements so that they comply with generally accepted accounting principles and fairly presents the Company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In furtherance of its role, the Audit Committee has an annual agenda, which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as litigation matters. The Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication.

In this context, the Audit Committee has reviewed and discussed with management (i) the audited financial statements of the Company for the fiscal year ended December 31, 2007, (ii) the Company’s evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2007 and (iii) the related opinions by the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Bagell, Josephs, Levine & Company LLC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The Audit Committee also has received written disclosures and a letter from Bagell, Josephs, Levine & Company LLC regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Bagell, Josephs, Levine & Company LLC the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

    The Audit Committee of the Board of Directors
Peter Scholl
Gary Starr

OTHER MATTERS

We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting.  If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

BOARD OF DIRECTORS AND COMMITTEES

Corporate Governance Principles and Board Matters

ZAP is committed to having sound corporate governance principles and practices. ZAP’s primary corporate governance documents, including our Code of Ethics and Committee Charters, are available to the public on our website at http://www.zapworld.com. The following is a discussion of our current governance principles and practices.

Director Independence

Peter H. Scholl does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Compensation of Directors

Outside Directors are reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.

Board Meetings

During 2007, our Board met or conferred by telephone 15 times. During 2007, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2007 and (ii) the total number of meetings held by all committees of the Board on which such director served in 2007. The Company does not have a policy with regard to attendance of directors at annual meetings, but encourages attendance of all meetings.

Committees of the Board

Audit Committee

The Board’s Audit Committee is comprised of Peter H. Scholl and Gary Starr. During 2007, the Audit Committee met four (4) times. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Scholl qualifies as an audit committee financial expert as defined within Item 401 of Regulation S-B. Peter H. Scholl does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. Gary Star is not an independent director since he is the Head of Research and Development for the Company.

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes overseeing the work of the Company’s internal accounting and financial reporting and internal auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements and internal control over financial reporting of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The Committee’s specific responsibilities are delineated in the Audit Committee Charter. The Audit Committee Charter is available on the ZAP website at http://www.zapworld.com.

Compensation Committee

The Board’s Compensation Committee is comprised of Gary Starr and Peter H.Scholl.  During 2007, the Compensation Committee met three (3) times. A copy of the Compensation Committee Charter is available on the ZAP website at http://www.zapworld.com.  The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, approves the compensation payable to each of the officers of the Company, reviews proposed compensation of executives as provided in the Company’s executive compensation plan and administers the Company’s stock option plans.

Corporate Governance and Nominating Committee

The Board’s Corporate Governance and Nominating Committee (the “Governance Committee”) is comprised of Peter H. Scholl. During 2007, the Governance Committee met three (3) times. The Governance Committee has adopted a charter, which has been ratified and approved by the Board. A copy of the Governance Committee Charter is available on the ZAP website at http://www.zapworld.com.

The Governance Committee, among other things, identifies, evaluates and recommends individuals qualified to be directors of the Company. Members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing shareholder value and should have sufficient time to effectively carry out their duties. Their service on other Boards of public companies should be limited to a reasonable number.

The Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders. In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

Code of Ethics

The Board has adopted a Code of Ethics to provide guidance on maintaining the Company’s commitment to being honest and ethical in its business endeavors.  The Code of Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the Code of Ethics is available on the ZAP website http://www.zapworld.com or may be obtained by written request submitted to the Corporate Secretary at ZAP, 501 Fourth Street, Santa Rosa, CA 95401.  The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Ethics by disclosing on the Company’s website, by press release and/or on a current report on Form 8-K.

Selection of New Directors

Directors are elected annually by the shareholders at the Annual Meeting. The Board proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect directors to serve until the next Annual Meeting.  The Governance Committee will consider qualified candidates for possible nomination that are submitted by shareholders in accordance with the Company’s bylaws and policies regarding director nominations.  Any shareholder nominations will be evaluated using the same criteria set forth in the Governance Committee Charter as are applicable to persons nominated by other sources.

Shareholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable SEC proxy rules, including (in addition to the information required in the bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of the Company’s common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected.  In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on the ZAP’s books, of such shareholder and such beneficial owner, (ii) the class and number of shares of ZAP that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee’s election as a director.  Such information should be sent to the Governance Committee, c/o Corporate Secretary, ZAP, 501 Fourth Street, Santa Rosa, CA 95401.

In addition to potential director nominees submitted by shareholders, the Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time in its sole discretion, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates.  The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future.  The Governance Committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the Committee’s Charter.

No candidates for director nominations were submitted to the Governance Committee by any shareholder in connection with the Annual Meeting.  Any shareholder desiring to present a nomination for consideration by the Governance Committee prior to the 2008 Annual Meeting must do so in accordance with the Company’s policies and bylaws.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for shareholders to send communications to its members. Any Shareholder may send a communication to any member of the Board of Directors, in care of our address. If a communication is sent to Attn: ZAP Corporate Secretary,501 Fourth Street Santa Rosa, California 95401, we will forward any such communication to the Board member. If the shareholder would like the communication to be confidential, it should be so marked.

EXECUTIVE OFFICERS

Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Present Executive Officers	Executive Officer Since

Steven Schneider (48)	Mr. Schneider has served as Chief Executive Officer since October 2002. More detailed information regarding Mr. Schneider’s business experience is set forth under “Directors.”	2002

William Hartman (61)	Mr. Hartman was appointed Chief Financial Officer in March 2001. He was engaged with the Company as a financial consultant starting in January 2001. Prior to his engagement at ZAP, Mr. Hartman provided financial and accounting consulting services to various Internet start up companies in the San Francisco Bay Area from 1999 to 2001. Mr. Hartman is a Certified Public Accountant in the State of California with a Masters in Accounting Degree from the State University of New York. He also had previous public accounting experience as an audit manager with Price Waterhouse Coopers in San Francisco.	2001

Amos Kazzaz (53)
Mr. Kazzaz was appointed Chief Operating Officer on March 26, 2007. Prior to joining ZAP, Mr. Kazzaz served as Vice President of Cost Management at United Airlines, Inc. where he oversaw United Airline’s operations, process improvement, and cost management. From 2003 to 2006, Mr. Kazzaz served as United Airline’s Vice President of Financial Planning and Analysis during which time he accounted for United Airline’s planning and analysis function and capital budget. From 2002 to 2004, Mr. Kazzaz served as United Airline’s Vice President of the Business Transformation Office, the company’s first enterprise project management office, during which time he was responsible for identifying areas of revenue and cost improvements; concurrently, Mr. Kazzaz served as the Chief Operating Officer at Avolar, a subsidiary of United Airlines. He currently sits on the Boards of Directors of Alliant Credit Union, SkyTech Solutions in India, and Integres. Mr. Kazzaz holds a bachelors degree in International Affairs from the University of Colorado and a Masters in Business Administration from the University of Denver.
		2007

Name (Age)	Present Executive Officers	Executive Officer Since

Gary Starr (53)	Mr. Starr is currently the Head of Research and Development for the Company. He also co-founded ZAP in 1994, has been a director since the Company’s inception and served as Chief Executive Officer from 2000 to 2002. More detailed information regarding Mr. Starr’s business experience is set forth under “Directors.”	1994

Family Relationships

There are no family relationships among any of our officers or directors.

Legal Proceedings

 To the best of our knowledge none of our officers, directors or nominees for director are (i) parties to any material proceedings adverse to the Company; nor (ii) have any of them during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against him or any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION
Executive Compensation

           The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal year ended December 31, 2007.  The following table summarizes all compensation for fiscal year 2007 received by our Chief Executive Officer, and the Company’s other most highly compensated executive officers who earned more than $100,000 in fiscal year 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)

Steven Schneider, CEO	2007	125,000	—	23,500	810,000	—	—	6,895,000	7,853,500
Gary Starr Head of R&D	2007	125,000	—	23,500	810,000	—	—	2,985,000	3,943,500
William Hartman,CFO	2007	120,000	—	23,500	590,500			475,800	1,209,800
Amos Kazzaz,COO	2007	120,000	—	138,500	857,000			—	1,115,500
Renay Cude, Secretary (3)	2007	78,000	—	136,400	810,000	—	—	875,800	1,900,200

(1)  Stock awards are based on the stock price on the date of issue. Options/warrant awards were calculated using the following assumptions: dividend of 0, rate of 5.12% for warrants and 4.91% for options, expected life of 5 months for warrants and 6.75 years for options, strike price of $1.00 for warrants and $0.91 for options, stock price of $0.91 and volatility of 149.75%. All option and warrant issuances were fully vested at time of issue.

(2)  In January of 2007, the Board of Directors extended by five years through July 1, 2012, Series B through K warrants. These warrants were initially issued within the Plan of reorganization in July of 2002, to  officers, directors, ZAP employees and shareholders. These modified warrants will also provide compensation incentives to the key employees and shareholders of ZAP that possess specialized knowledge of the electrical and alternate energy vehicle industry. Their retention is essential to our business. The exercise prices of the warrants were also revised from prices ranging from $1.00 to $8.00 to prices ranging from $1.00 to $1.08. These modified warrants were valued by using the Black Scholes pricing model.

(3)  Ms. Cude resigned as the Corporate Secretary and Director of the Company in April of 2008.

Employment Agreements

We currently have employment agreements with all four of our Named Executive Officers as described below.

Steve Schneider, Chief Executive Officer

We entered into an employment agreement with Steve Schneider on October 1, 2003. The agreement provides that Mr. Schneider will serve as our Chief Executive Officer through October 1, 2008 and receive a salary, benefits and options equal to the highest paid employee of ZAP, but in no event less than $75,000 per year. Mr. Schneider’s current salary is set at $125,000. In addition, the agreement provides that should ZAP become profitable, Mr. Schneider’s salary will automatically be increased by 10% for every $100,000 in profits calculated on a quarterly basis. Mr. Schneider annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Mr. Schneider also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Schneider is entitled to his full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Mr. Schneider’s employment in the case of a merger or reclassify Mr. Schneider without cause prior to the expiration of the employment agreement, the Company must retain Mr. Schneider as an employee or consultant for a period of five years for an aggregate salary of $500,000, payable bi-monthly, or make a lump sum payment of $300,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice. On March 30, 2007, The Board of Directors of ZAP did approve the extension of the employment agreement with Mr. Schneider through October 1, 2013.

William Hartman, Chief Financial Officer

We entered into an employment agreement with Bill Hartman on August 1, 2007. The agreement provides that Mr. Hartman will serve as Chief Financial Officer of ZAP through August 1, 2008, with a yearly renewal clause and receive a salary at $120,000 Mr. Hartman also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. The employment agreement with Mr. Hartman was renewed and he will serve through August 1, 2009.

In the event ZAP terminates his employment without cause, Mr. Hartman is entitled to his full salary for the remainder of the term of the agreement.

Amos Kazzaz, Chief Operating Officer

We entered into an employment agreement with Amos Kazzaz on August 28, 2007. The agreement provides that Mr. Kazzaz will serve as Chief Operating Officer of ZAP through August 28, 2010,  and receive a salary at $120,000, with annual reviews. Mr. Kazzaz also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Kazzaz is entitled to his full salary for the remainder of the term of the agreement.

Gary Starr, Head of Research and Development

We entered into an employment agreement with Gary Starr on October 1, 2003. The agreement provides that Mr. Starr will receive a salary, benefits and options equal to the highest paid employee of ZAP, but in no event less than $75,000 per year. Mr. Starr’s current salary is set at $125,000. In addition, the agreement provides that should ZAP become profitable, Mr. Starr’s salary will automatically be increased by 1% for every $100,000 in profits, calculated on a quarterly basis. Mr. Starr annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Mr. Starr also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Starr is entitled to his full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Mr. Starr’s employment in the case of a merger or reclassify Mr. Starr without cause prior to the expiration of the employment agreement, the Company must retain Mr. Starr as an employee or consultant for a period of five years for an aggregate salary of $500,000, payable bi-monthly, or make a lump sum payment of $300,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice. On March 30, 2007, The Board of Directors of ZAP did approve the extension of the employment agreement with Mr. Starr through October 1, 2013.

The following table sets forth certain information concerning unexercised stock options for each named executive officer at the end of fiscal year 2007.  There were no stock awards outstanding as of end of fiscal year 2007.

OPTION AWARDS						STOCK AWARDS

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Steve Schneider (3)	220,000	—	—	0.23	7/5/12
Steve Schneider (3)	550,000		—	1.15	6/23/14
Steve Schneider (2)	566,117		—	1.20	11/16/14
Steve Schneider (2)	348,588		—	0.85	6/7/15
Steve Schneider (2)	572,686			0.94	11/9/17
Steve Schneider (4)	1,063,480			1.08	7/1/12
Steve Schneider (4)	2,690,000			1.08	7/1/12
Steve Schneider (4)	3,190,000			1.08	7/1/12
Steve Schneider (4)	3,025,000			0.91	7/1/12
Steve Schneider (4)	1,690,786			0.91	7/1/12
Steve Schneider (1)	572,686			1.00	7/1/12
Steve Schneider (3)	390,966			0.83	8/11/16

Gary Starr (4)	1,155,930			1.08	7/1/12
Gary Starr (4)	1,144,930			1.08	7/1/12
Gary Starr (4)	734,630			1.08	7/1/12
Gary Starr (2)	128,334	—	—	1.09	12/19/11
Gary Starr (2)	130,000	—	—	0.23	7/5/12
Gary Starr (2)	550,000		—	1.15	6/23/14
Gary Starr (2)	566,117		—	1.20	11/16/14
Gary Starr (2)	348,588		—	0.85	6/7/15
Gary Starr (2)	390,966	—	—	0.83	8/11/16
Gary Starr (2)	572,686	—	—	0.94	11/9/17
Gary Starr (1)	572,686	—	—	1.00	7/2/12
Gary Starr (4)	1,470,671			0.91	7/1/12
Gary Starr (4)	935,000			0.91	7/1/12

Renay Cude (4)	1,225,786	—	—	1.00	7/1/12
Renay Cude (3)	135,370	—	—	0.45	12/2/13
Renay Cude (3)	55,000		—	1.15	6/23/14
Renay Cude (2)	566,117		—	1.20	11/16/14
Renay Cude (2)	348,588		—	0.85	6/7/15
Renay Cude (2)	390,966	—	—	0.83	8/11/16
Renay Cude (2)	572,686	—	—	0.94	11/9/17
Renay Cude (1)	572,686	—	—	1.00	7/2/12

OPTION AWARDS						STOCK AWARDS

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

William Hartman (4)	807,369	—	—	0.91	7/1/12
William Hartman (4)	22,000			1.08	7/1/2012
William Hartman (3)	55,000		—	1.20	11/16/14
William Hartman (3)	27,500	—	—	1.09	12/19/11
William Hartman (3)	82,500		—	1.15	6/23/14
William Hartman (3)	110,000		—	0.94	9/18/16
William Hartman (3)	119,869	—	—	1.15	03/30/17
William Hartman (5)	500,000	—	—	1.07	07/30/17

Amos Kazzaz (3)	439,737			1.15	03/30/17
Amos Kazzaz (5)	500,000			0.98	08/28/17

Note: All options and warrants issued before February 28, 2007 were adjusted for the 10% stock dividend authorized by the Board of Directors effective on this date.

 (1)  The award represents warrants which are exercisable at the time of issuance per employment agreement
 (2)  The award vest at the date of grant.  The option has a ten year life.  Issued per the employment agreements
 (3) The award vests equally over 36 months from date of grant.  The option has a ten year life.
 (4)  The award is warrants to purchase ZAP Common  stock, these five year warrants were initially issued on June 1, 2002 at the time of the reorganization. In January, 2007 they were extended another five years until June 1, 2012 with their original exercise prices also adjusted.
(5)  The award vests equally over 36 months from date of grant.  The option has a ten year life.  Issued per the employment agreement

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the outside directors below for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Albert Lam (5)	—	194,000 (2)	—	—	—	785,000 (2)	979,000
Peter H. Scholl	6,000	23,500 (4)	—	—	—	419,000 (3)	448,500
Eqbal AL Yousulf	—	—	—	—	—	—	—
Steven M Schneider (1)
Gary Starr (1)

1) This Director’s compensation as a director is reflected in the table titled “Summary Compensation Table” above

(2) On September 1, 2007, the Company and Mr. Albert Lam, who became a director of the Company, in October 2007 entered into an Independent Consulting Agreement (“Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Lam was to consult and advise the Company in the areas of Chinese manufacturing, facilities, tooling, financing, and contract negotiations on an independent consultant basis. Mr. Lam’s compensation under the Consulting Agreement was: 200,000 shares of the Company’s common stock valued at $194,000, issued under the Company’s 2007 Consultant Stock Plan (the “Plan”); a warrant to purchase 200,000 shares of the Company’s common stock valued at $131,000, expiring five years after grant, with an exercise price of $1.00 per share, issued under the Plan; and a warrant to purchase 1,000,000 shares of the Company’s common stock valued at $654,000, expiring five years after grant, with an exercise price of $1.00 per share and a net exercise provision.

(3) In January of 2007, the Board of Directors extended by five years through July 1, 2012, Series B through K warrants. These warrants were initially issued within the Plan of reorganization in July of 2002, to officers, directors, ZAP employees and shareholders. These modified warrants will also provide compensation incentives to the key employees and shareholders of ZAP that possess specialized knowledge of the electrical and alternate energy vehicle industry. Their retention is essential to our business.The exercise prices of the warrants were also revised from prices ranging from $1.00 to $8.00 to prices ranging from $1.00 to $1.08. These modified warrants were valued by using the Black Scholes pricing model.

(4) Stock awards are based on the stock price on the date of issue.

(5) Mr. Lam Resigned as a Director in 2008.

Compensation of Outside Directors

The outside directors receive $500 and a grant of $500 of common stock for attendance at each Board meeting and each committee meeting. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.  Peter Scholl also received 25,000 shares of common stock and $419,000 in warrants December 2007 as an additional compensation incentive .

Equity Compensation Plan Information

We have adopted stock incentive plans to provide incentives to attract and retain officers, directors, key employees and consultants. We currently have reserved a total of 30,000,000 shares of our common stock for granting awards, including 1,500,000 shares under our 1999 Incentive Stock Option Plan, 10,000,000 shares under our 2002 Incentive Stock Option Plan, and 4,000,000 shares under our 2006 Incentive Stock Option Plan and 14,500,000 under our 2007 Stock Incentive Plan. All plans were approved by our shareholders. As of December 31, 2007, 643,870 shares of common stock had been issued pursuant to options exercised out of the 2002 plan.

The following table sets forth a description of our equity compensation plans as of December 31, 2007:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights	Weighted-average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	15,500,000	$1.03	157,194

Equity compensation plans not approved by security holders	14,500,000	$1.02	8,463,658

Total	30,000,000	$1.03	8,620,852

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 29, 2008, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) the CEO and each Named Executive Officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of September 29, 2008. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 60,688,927 ,shares of common stock outstanding as of September 29, 2008, plus, for each individual, any securities that individual has the right to acquire within 60 days of September 29, 2008.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o ZAP, 501 Fourth Street, Santa Rosa, California 95401.

Name and Address	Shares Beneficially Owned	Percentage of Class

Beneficial Owners of More than 5%:

Jeffrey G. Banks (1),the Banks Group	4,136,297	6.82%

Fusion Capital Fund II, LLC (2)	2,750,000	4.54%
222 Merchandise Mart Plaza, Suite 9-112 Chicago, IL 60654

Current Directors, Nominees and Named Executive Officers:

Steven Schneider (3)	17,629,809	29.05%

Gary Starr (4)	9,720,149	16.02%

Eqbal Al Yousuf (5)	7,162,454	11.81%

William Hartman (6)	2,336,238	3.85%

Amos Kazzaz (7)	1,250,106	2.06%

Peter Scholl *

Randall S Waldman	—	—

All Directors and Executive Officers as a group (7) persons)	38,098,756	62.79%
_______________
*	Less than 1%.

(1)	Includes 2,505,000 warrants to purchase common stock.

(2)
Represents 2,750,000 warrants to purchase common stock. Pursuant to the terms of the warrant, Fusion Capital is not entitled to exercise the warrants to the extent such exercise would cause the aggregate number of shares of common stock beneficially owned by Fusion Capital to exceed 9.9% of the outstanding shares of the common stock following such exercise. Steve Martin is the managing partner. The address for Fusion Capital is 222 Merchandise Mart Plaza, Suite 9-112, Chicago, IL 60654.

(3)	Includes 12,231,952 shares of common stock issuable upon the exercise of various warrants and 2,648,357 shares of stock issuable upon the exercise of stock options.
(4)	Includes 6,013,846shares of common stock issuable upon the exercise of various warrants and 2,686,691 shares of stock issuable upon the exercise of stock options.
(5)	Shares were issued to Al-Yousuf LLC of which Mr Al-Yousuf is the President
(6)	Includes 829,369 shares of common stock issuable upon the exercise of various warrants and 1,394,869 shares of stock issuable upon the exercise of stock options.
(7)	Includes 939,737 shares of stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 10% of the outstanding common stock of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% beneficial owners of common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that during the fiscal year ended December 31, 2007, all officers and directors timely filed an initial statement of beneficial ownership of securities on Form 3.  The Company also believes that during the fiscal year ended December 31, 2007, all officers and directors timely filed certain transactions on Form 4s.

Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries also shall be described.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship between the Company and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest and when the amount involved exceeds $120,000.

If a related person proposes to enter into such a transaction, arrangement or relationship, defined as a “related party transaction,” the related party must report the proposed related party transaction to our Chief Financial Officer. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the Governance Committee. If practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Governance Committee will review, and, in its discretion, may ratify the related party transaction. Any related party transactions that are ongoing in nature will be reviewed annually at a minimum.  The related party transactions listed below were reviewed by the full Board of Directors.  The Governance Committee shall review future related party transactions

Rental Arrangement

The Company rents office space, land from its CEO and major shareholder. These properties are used to operate the car outlet and to store inventory. Rental expense was approximately $84,000 and $96,500 for the years ended December 31, 2007 and 2006, respectively.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication.  The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us.  We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.  To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers.  We anticipate that the cost of such supplementary solicitations, if any, will not be material.

INVESTOR INFORMATION

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Shareholders Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.zapworld.com as soon as is practicable after filing such material with the SEC. Requests should be sent to the Company, 501 Fourth Street Santa Rosa California 95401 attention: William Hartman, Corporate Secretary and Chief Financial Officer.

ANNUAL REPORT

Our Annual Shareholders Report for the fiscal year ended December 31, 2007 has been mailed to shareholders along with this proxy statement.  We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual SEC Report on Form 10-KSB, for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.  Requests should be addressed to the Corporate Secretary, ZAP, 501 Fourth Street, Santa Rosa, California, 95401.  Also, such report may be obtained from our Internet homepage at http://www.zapworld.com.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder who intends to submit a proposal at the 2009 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than July 18, 2009, which is 120 calendar days. Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the company’s bylaws.  Our bylaws do not contain such an advance notice provision.  Accordingly, for our 2009 Annual Meeting of Shareholders, shareholders’ written notices must be received by us before July 18, 2009 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy.  Such proposals should be sent to William Hartman, Corporate Secretary/CFO , ZAP 501 Fourth Street, Santa Rosa, California 95401.

Where the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, shareholders’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials.

 Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held.  Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any stockholder upon written request.

OTHER MATTERS

We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting.  If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person.  We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose.  By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held.  Shareholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

William Hartman William Hartman
Corporate Secretary/CFO

Santa Rosa, California

EXHIBIT A

ZAP
2008 INCENTIVE STOCK PLAN
Stock Option Agreement

Unless otherwise defined herein, capitalized terms contained in this Stock Option Agreement (this “Option Agreement”) shall have the meaning ascribed to such terms in the 2008 Equity Compensation Plan (the “Plan”).

ARTICLE I
NOTICE OF STOCK OPTION GRANT

Name:                     _______________________________

Address:                _______________________________
_______________________________
_______________________________

The person noted above (the “Grantee”) has been granted an Option to purchase shares of Stock of the Corporation (“Shares”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:                                                        _______________________________________________

Vesting Commencement Date:                            _______________________________________________

Exercise Price per Share:                                      _______________________________________________

Total Number of Shares Granted:                       _______________________________________________

Total Exercise Price:                                              _______________________________________________

Type of Option:	Incentive Stock Option/Non-Qualified Stock Option

Expiration Date:	As provided in Section 2 of Article II of this Option Agreement.

Vesting Schedule:	As provided in Section 3 of Article II of this Option Agreement.

Exercise Schedule:	To the extent vested, the Option shall be exercisable during its term as provided in Section 3 of this Option Agreement.

ARTICLE II
OPTION AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	The Plan

This Option Agreement is entered into under the Corporation’s 2008 Equity Compensation Plan, as amended from time to time (the “Plan”).  This Option Agreement and the Option granted under it are subject in every respect to the Plan and the additional terms and conditions set forth in the Plan, which are incorporated herein in their entirety by this reference.  In the event of a discrepancy between the terms as set forth in this Option Agreement and those set forth in the Plan, the terms as set forth Plan shall control.

Section 2.	Option Term

The Option, to the extent it has not been exercised or sooner terminated, shall expire one day less than ___________ years from the Grant Date (the “Option Term”).

Section 3.	Vesting

a)    The Option is exercisable as of any given date only with respect to the portion of the Shares that are Vested as of that date.  The Option may not be exercised following its expiration or earlier termination. The Option may not be exercised for any fractional Shares.

b)    The portion of the Option (i.e., the number or fraction of the Shares) that has vested in the Grantee as of any given date is referred to in this Option Agreement as “Vested.” The portion of the Option that has not yet vested in the Grantee as of that date is are referred to as “Unvested.”  The entire Option shall initially be Unvested.  Subject to the termination of vesting pursuant to Section 3(c) or elsewhere in this Option Agreement, the Option shall vest and become exercisable at the times set forth in the following table:

Portion of OptionVesting	Vesting Date

c)    In the event the Grantee ceases to serve actively as either an Officer, Employee, Consultant or Director prior to the end of the vesting period for any reason, with or without cause and whether at the election of the Grantee or the election of the Corporation or on account of the Grantee’s death or disability, all further vesting shall cease as of the last day of the Grantee’s service to the Corporation.

Section 4.	Cessation of Grantee’s Service

(a)    If a Grantee’s services with the Corporation are terminated, other than by reason of Disability or death, the terms of any then outstanding Option held by the Grantee shall extend for a period ending on the earlier of the date established by the Committee at the time of grant or three months after the Grantee’s last date of services, and such Option shall be exercisable to the extent it was exercisable as of the date of termination of services.

(b)    If a Grantee’s services are terminated by reason of Disability, the term of any then outstanding Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Option would otherwise expire or twelve months after the Grantee’s last date of services, and such Option shall be exercisable to the extent it was exercisable as of such last date of services.

(c)    If a Grantee’s services are terminated by reason of death, the representative of his estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the period ending on the earlier of the date on which such Option would otherwise expire or twelve months following his death to exercise any then outstanding Options in whole or in part.  If a Grantee dies without having fully exercised any then outstanding Options, the representative of his estate or beneficiaries thereof to whom the Option has been transferred shall have the right to exercise such Options in whole or in part.

d)    Notwithstanding any other provisions set forth herein or in the Plan, in no event shall the Option be exercised after the expiration of the Option Term.

Section 5.	Exercise of Option

a)    The Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) that shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Corporation.  No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all applicable laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.  The Option shall be deemed exercised when the Corporation receives: (i) written or electronic Exercise Notice (in accordance with this Option Agreement) from the Grantee (or other person entitled to exercise the Option); (ii) full payment for the Shares with respect to which the Option is exercised; and (iii) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement or the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Grantee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Corporation shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  Exercise of the Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

 Cashless Provisions:

b)    Net Share Settlement. In lieu of the payment methods set forth above, the Purchase Price for the shares of Common Stock being purchased pursuant to the Option shall be payable to the Company in full subject to the Committee’s approval, by delivery of previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Purchase Price (provided that the shares of Common Stock that are delivered must have been held by the Holder for at least six (6) months prior to their delivery to satisfy the Purchase Price).

Cashless Exercise. Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions.  Unless otherwise determined by the Committee, Holder may elect to exercise this Option by cashless exercise according to formula below:

X = Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under the portion of the Option being exercised (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Company’s Common Stock.

B = Purchase Price (as adjusted to the date of such calculation).

Section 6.	No Rights of Grantees as Shareholders

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a member of the Corporation with respect to any Shares, in whole or in part, prior to the date of exercise of the Option.

Section 7.	Nontransferability of Option

During the Grantee’s lifetime, unless specifically authorized by the Board of Directors or a Committee, the Option shall be exercisable only by the Grantee and shall not be transferable except in case of the death of the Grantee or by will or the laws of descent and distribution.

Section 8.	Term of Services/ Employment Not Affected

Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to his or her continued service to the Corporation, or any right to become employed if the Grantee is not an employee on the Grant Date.  Except as may otherwise be limited by a written agreement between the Corporation and the Grantee, the right of the Corporation to terminate at will the Grantee’s service and/or employment at any time (whether by failure to reelect, removal, dismissal, discharge, retirement or otherwise) is specifically reserved by the Corporation and its Board of Directors.

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Section 9.	Representations of Grantee

(a)    At the time the Option is exercised, the Grantee shall, if required by the Corporation, concurrently with the exercise of all or any portion of the Option, deliver to the Corporation an investment representation statement in a form satisfactory to the Corporation.

(b)    If the Option is intended to be an Incentive Stock Option, the Grantee understands and acknowledges that the Corporation is not representing or warranting that the Option necessarily qualifies as such. The ability to obtain the tax treatment accorded to Incentive Stock Options under Code Section 422 upon exercise of the Option and the sale of the Stock acquired upon exercise is subject to timing requirements set forth in the Code.  If the Option is intended to be, or is, a Non-Qualified Stock Option, the Grantee understands and acknowledges that certain tax consequences may result from the grant and/or exercise of the Option, and while the Option may be intended to comply with or be exempt from Code Section 409A, the Option may in fact be subject to Code Section 409A.  The Grantee acknowledges that he or she has been informed to consult with his or her own tax advisor regarding the tax effects of the Option, including any tax consequences arising under Code Section 422, Code Section 409A or otherwise.

(c)    The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof.  The Grantee has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Committee upon any questions arising under the Plan or the Option.  The Grantee further agrees to notify the Corporation upon any change in Grantee’s residence address.

(d)    If requested by the Corporation or the representative of the underwriters of Stock (or other securities) of the Corporation, the Grantee hereby agrees that the Grantee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Stock (or other securities) of the Corporation or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Stock (or other securities) of the Corporation held by the Grantee (other than those included in a registration) for a period specified by the representative of the underwriters of Stock (or other securities) of the Corporation not to exceed 180 days following the effective date of any registration statement of the Corporation filed under the Securities Act.  The Grantee agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.  In addition, if requested by the Corporation or the representative of the underwriters of Stock (or other securities) of the Corporation, the Grantee shall provide, within ten days of such request, such information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future.  The Corporation may impose stop-transfer instructions with respect to the shares of Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period.  The Grantee agrees that any transferee of the Option or Shares acquired pursuant to the Option shall be bound by this Section.

(e)           The Grantee agrees to make appropriate arrangements with the Corporation (or the Parent or Subsidiary employing or retaining the Grantee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  The Grantee acknowledges and agrees that the Corporation may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

Section 10.	Severability

In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Option Agreement is void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall determine any such provision, or portion thereof, to be wholly unenforceable, the remaining provisions of this Option Agreement nevertheless shall remain in full force and effect.

Section 12.	Amendments to the Stock Option Plan

The Board of Directors shall have the authority to amend the stock option plan whenever they deem necessary.

Section 13.	Entire Agreement; Governing Law; Jurisdiction

The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Corporation and the Grantee.  This agreement is governed by the internal substantive laws but not the choice of law rules of California. Any action brought concerning the transactions contemplated by this Option Agreement shall be brought only in the state or federal courts located in Los Angeles, California.  The parties agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs

[Signature Page Follows]

[Signature Page of Stock Option Agreement.]

IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first indicated above.

The Grantee:	ZAP (a California corporation):

Name:	Name: Title:

Signature: Address:	Signature: Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of the Grantee has read and hereby approves the foregoing Option Agreement.  In consideration of the Corporation’s granting the Option to the Grantee in accordance with the terms of such Option Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Option Agreement, including (without limitation) the forfeiture to the Corporation (or its assigns) of any Shares in which the Grantee is not vested at the time of his or her termination of service.

The Grantee’s Spouse:

Name:

Signature:

Address:

Exhibit B

ZAP PROXY CARD

VOTE BY INTERNET OR MAIL QUICK *** EASY *** IMMEDIATE

ZAP

■ You can now vote your shares electronically through the Internet or by mail.
■ This eliminates the need to return the proxy card.
■ Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.continentalstock.com.

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return the postage-paid envelope provided.

PLEASE DO NOT RETURN THE BELOW CARD IF VOTING ELECTRONICALLY

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

Please mark your votes like this ☒

The Board of DIrectors recommends a vote “FOR”For
all the Director Nominees listed

1. Election of Nominees:		For All	Withheld	For All Except
		☐	☐	☐
01 Steven Schneider 02 Eqbal Al Yousuf 03 Peter Scholl	04 Gary Starr 05 Randall Waldman
Write Exceptions Below

(To withhold authority to vote for any individual nominee, mark “FOR ALL
EXCEPT”, and write the nominee’s number in the box provided above to the right.)

The Board of Directors unanimously recommends that you vote “FOR”
Proposal No. 2, and Proposal No. 3.

2. APPROVAL OF THE COMPANY’S 2008 EMPLOYEE STOCK OPTION PLAN.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. RATIFICATION OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature(s)	Signature(s)	Date

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer.